DISTRIBUTION AND LICENSING AGREEMENT


         This DISTRIBUTIQN AND LICENSING AGREEMENT (the "Agreement") is made and entered into as of this 12th day of May, 1998 by and between BAYWOOD INTERNATIONAL, LTD., a Nevada corporation ("BII") and BAYWOOD NUTRITIONALS, SA., a(n) CHILOAN corporation ("BNSA").

         WHEREAS: BII is a marketer of health and nutrition products and other BII-authorized products (collectively referred to herein as "BII Products") and desires to contract with BNSA for the sales and marketing of BII Products in Mexico, Central America and South America (the "Territory") in accordance with the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

         1. TERM OF AGREEMENT. The term of this Agreement shall be in perpetuity unless agreed otherwise by both BII and BNSA in writing within at least ninety
(90) calendar days prior to any intent not to continue this Agreement or unless either BII or BNSA is in breach of the agreement, and such breach is not remedied or forgiven by the other party within thirty (30) calendar days pursuant to Section 19 herein.

         2. MARKETING RIGHTS. BII hereby grants, and BNSA hereby accepts, the exclusive right to sell and market BII Products in the Territory and a first right of refusal to market all other products that Baywood introduces in the Territory pursuant to the terms and provisions of this Agreement.

         3. GENERAL OBLIGATIONS.

                  3.1 Distribution and Marketing Obligations. BNSA agrees to use its best efforts during the term of this Agreement to actively promote, in all lawful ways and to the maximum extent possible, the marketing and sale of BII Products in the Territory.

                  3.2 Presentation of BII Products and Image. BNSA shall present BII Products in a manner which informs such channels properly as to the specifications, features, benefits and applications of the BII Products.

                  3.3 Business Conduct. BNSA shall conduct its operations in a manner which shall not reflect adversely upon the reputation, quality or credibility of BII or the BII Products.
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                  3.4  Complaints.  In the event that BNSA becomes  aware of any complaints, charges or claims concerning BII or the BII Products, BNSA shall immediately notify BII of such complaints, charges or claims. BNSA shall respond to such complaints only as directed by BII after consultation with BII.

                  3.5  Compliance   With  Laws.   BNSA  shall  comply  with  all
         applicable international, national, territorial, state and local laws and regulations in performing its duties hereunder.

                  3.6 BNSA Authority. BNSA shall have no authority to bind BII by any promise or representation, unless specifically authorized in writing to do so.

                  3.7 Other Product Lines. BNSA may market and sell products other than the BII Products. It is understood that via the Board of Directors of BNSA, BII will be informed of any such products that are integrated as part of BNSA's marketing plan so that such products that use BII's name are consistent with BII's direction in the natural products industry.

         4. PRICING, The current price schedule for BII Products is set forth on Exhibit "A" attached hereto and made a part hereof. No assurance can be given by BII as to what actual retail price for BII Products to the marketplace will be or what the actual price margins for BII Products will be since such margins are determined by the marketplace and customer demand, and the actual price charged for BII Products will be independently determined. Notwithstanding the foregoing, the pricing of the BII Products charged by BII may be subject to change as BII's costs may change. Any such changes in the costs of products to BII will change BII's pricing to BNSA according the same pricing structure which includes the new cost plus 10%.

         5. GENERAL BII OBLIGATIONS. BII agrees to deliver BII Products, at BNSA's expense, to BNSA during this Agreement. BII shall also provide such product support as, in BII's sole judgment, is reasonably required by BNSA for BNSA's sale and marketing of the BII Products. BII shall provide the BII Products undamaged and in a "saleable" quality. BII does not guarantee the resale of any BII Product. Since BII Products are manufactured by third parties and are subject to regulatory factors, trade regulations and availability of common carriers, BII's obligation shall be to use reasonable efforts to fill all orders. In the event of product shortages, BII may allocate available BII Products to the third-party distributorship and retail locations specified by BNSA based upon factors such as prior order volume, sales growth and other criteria developed by BII in its sole discretion. All final sales and pricing for the Products shall be at the sole and absolute discretion of BNSA.

         6. PRODUCT INFORMATION. Upon the written request of BNSA, BII shall provide BNSA with information regarding the BII Products reasonably required by the BNSA for the sale and marketing of the BII Products.

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         7. BNSA COVENANTS.  WARRANTIES AND  REPRESENTATIONS.  BNSA acknowledges that its strict performance of the obligations of this Agreement is essential to the success of its sales and marketing of BII Products. BNSA therefor, covenants, represents and warrants the following to BII:

                  7.1 Licenses and Permits. BNSA holds all necessary international, national, state, territorial and local licenses and permits (the "BNSA Permits") required for the sale and marketing of BII Products to distributors, retail locations and directly in accordance with applicable law. BNSA will maintain all such licenses and permits and obtain such additional licenses and permits as may, in the future, be required from time to time by applicable law. BNSA shall also require all distributors and retail locations to whom it distributes to be properly licensed for the selling of BII Products and all such sales by such parties shall comply with applicable law.

                  7.2 No Actions or Proceedings. There are no actions or proceedings pending or contemplated within the knowledge of BNSA that would in any way jeopardize any BNSA Permits.

                  7.3 Authority. BNSA is in good standing under the laws of the state, territory and nation in which it is located, has all requisite corporate or organizational authority required to perform its obligations under this Agreement and has taken all corporate or organizational actions required for the performance of its obligations under this Agreement.

                  7.4 No Violation of Agreements. BNSA's performance of its obligations under this Agreement will not violate any agreement or contract to which it is a party.

         8. PRICING. ORDERS AND PAYMENT.

                  8.1 Product Cost. The cost of the BII Products to BNSA shall be at Baywood's cost plus ten percent (10.0%). Currently, all BII Products are listed on Exhibit "A" and are accepted by BNSA, and all distributors and retail locations to whom BNSA distributes, in advance of sales. Additions or subtractions of items are made to the product list upon mutual agreement.

                  8.2 Placement of Orders. All orders for BII Products (each a "BII Product Order" and collectively "BII Product Orders") shall be placed by BNSA in the manner and using such systems as specified by BII's ordering policies and procedures then in effect (the "BII Order Policies"). BII may, from time to time, change or modify the requirements and procedures of the BII Order Policies upon provision of five (5) business days written notice of such changes or modifications to BNSA. All orders are subject to acceptance by BII.

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                  8.3 Terms of Payment: Late Payment.  Terms of payment for each
         BII Product Order shall be Net 30 and payable in U.S. Dollars only. The terms of payment shall be specified in the invoice provided by BII to BNSA (the "BII Invoice") upon delivery of the BII Products specified by the BII Invoice. If full payment of the amount due and owing pursuant to a BII Invoice is not made to BII by BNSA on or before the date on which such payment is due (the "Due Date"), BNSA shall be charged a late fee equal to one percent (1%) per month of the total past due payments.

         9. BII POLICIES AND PROCEDURES. BII understands that the sales and marketing programs and policies established by BNSA within the territory are unique to that territory and that BII will be a party to any discussions via the Board of Directors of BNSA.

         10. ADVERTISING AND MARKETING MATERIALS. Except for any materials provided to BNSA by BII, BII understands that any and all marketing or sales materials related to the BII Products will be discussed with BII via the Board of Directors of BNSA.

         11. TRADE PRACTICES AND WARRANTIES. BNSA shall at no time engage in any unfair trade practices with respect to BII or the BII Products and shall make no false or misleading representations or claims with respect to BII or the BII Products. BNSA shall refrain from communicating any representations, guarantees or warranties with respect to the BII Products, except such as are expressly authorized by BII in writing or are set forth in written materials provided by BII.

          12. FOREIGN CORRUPT PRACTICES ACT REPRESENTATIONS AND WARRANTIES. BNSA acknowledges that the Company is relying upon the following representations and warranties to determine that the distribution and licensing contemplated by this Agreement does not violate the Foreign Corrupt Practices Act of 1977, as amended ("FCPA") or any similar federal or state law prohibiting corrupt influence of foreign public officials or govermnents. BNSA represents and warrants that, in conjunction with the distribution of BII Products under this Agreement, BNSA has not, and will not take any action to further any offer, payment, promise or giving anything of value to--

         (a) any foreign official, foreign political party (or party official or candidate) for purposes of (i) influencing any act or decision of such party or persons in their official capacity, or (ii) inducing such party or persons to do or omit to do any act in violation of their lawful duty, or (iii) to use their influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist BII or any other U.S. person or entity domiciled or principally located in the U.S. in obtaining or retaining business with, or directing business to, any person; or

         (b) any person, while knowing or being aware of a substantial likelihood that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to the persons or entities and for the purposes referred to in subsection (a)

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         13.  INDEPENDENT  CONTRACTOR.  BII and BNSA specifically agree that for all purposes hereunder, BNSA is, and shall be deemed to be, an independent contractor. Neither BNSA nor BNSA's employees, agents or representatives shall be deemed to be employees, agents or representatives of BII, nor shall any of them have the power to enter into any contract, agreement or obligation on behalf of BII or to otherwise legally bind BII in any way, nor enlarge upon or extend any warranty or representation regarding BII Products beyond that made by BII or the manufacturer of such products. BNSA shall be free to devote such portion of its time, energy and skill thereto as it shall deem fit and to such persons, firms or businesses as it deems advisable. Nothing contained in this Agreement shall be construed as making BNSA a joint venturer, partner, employee or agent of BII, nor shall either party have authority to bind the other in any manner, it being the intent of the parties that each shall remain an independent contractor responsible for its own actions. BNSA shall be responsible for all costs incurred by BNSA in the performance of its obligations under this Agreement.

         14. INSURANCE. LICENSES AND TAXES. BNSA shall be responsible for obtaining and paying for any and all bonds, insurance and licenses required for BNSA's sale and marketing of the BII Products. Except for tobacco taxes required by the state of delivery in the United States to be paid on BII Products, which BII shall collect and pay unless prohibited by the law in that particular state, BNSA shall also be further responsible for the collection, payment and reporting of any and all taxes required by any federal, state, territorial or local government including, but not limited to, any and all sales, use, employee withholding, use and valued added taxes.

          15. CONFIDENTIAL INFORMATION. BNSA recognizes that as a result of this relationship, BNSA has in the past and may in the future develop, obtain or learn about certain information which is the property of BII, or which BII is under an obligation to treat as confidential (as defined below "Confidential Information").

                  a. Agreement to Protect Confidential Information. BNSA agrees to use its best efforts and the utmost diligence to guard, protect and keep confidential said Confidential Information, and BNSA agrees that BNSA will not, during or for a period of three years after the period of this Agreement, use for BNSA or others, or divulge to others any of said Confidential Information which BNSA may develop, obtain or learn about during or as a result of its BNSA relationship with BII, unless authorized to do so by BII in writing or that is already in the public domain.

                  b. Definition of Confidential Information. For the purposes of this Agreement, the term "Confidential Information" shall include but not be limited to the following: customer lists outside of the Territory; business contacts; business plans; all intellectual property including all patents, trademarks, trademark registration and applications, service marks, copyrights, trade secrets, and know-how; books and records including lists of customers outside of the Territory; processes; technology; or any information of whatever nature which gives to BII an opportunity to obtain an advantage

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         over their  competitors  who do not know or use it.  Additionally,  any document or information deemed to be confidential by BII under this section shall be stamped "CONFIDENTIAL". Notwithstanding the foregoing, both parties acknowledge that BII, as a public company, may be required to provide notice of this Agreement in press releases and reports filed with the Securities and Exchange Commission.

                  c. No Contact with BII's Customers and Others. Except as authorized by this Agreement or otherwise by BII in writing, BNSA agrees it shall not contact directly or indirectly any of BII's customers outside of the Territory.

                  d. Injunctive Relief for Breach, In the event of a breach or threatened breach by the BNSA of the provisions of this section, BII shall be entitled to an injunction restraining the BNSA from disclosing, in whole or in part, any confidential information, or from rendering any services to any person, firm, partnership, joint venture, association, or other entity to whom such confidential information, in whole or in part, has been disclosed. Nothing herein shall be construed as prohibiting BII from pursuing any other remedies available to BII for such breach or threatened breach, including the recovery of damages from the BNSA.

         16. INTELLECTUAL PROPERTY RIGHTS.

                  16.1 Property of BII All intellectual property rights related to or regarding the BII Products and this Agreement, including all trademarks, logos, copyrights, trade names, trade designations, trade dress, patents, inventions, know-how, business methods, trade secrets and other intellectual property rights (together, the "Intellectual Property"), are and shall remain the property of BII. BNSA acknowledges that it has paid no consideration to obtain any right in such Intellectual Property and shall acquire no interest in the Intellectual Property by virtue of this Agreement or the performance of its duties hereunder.

                  16.2 Infringement of Intellectual Property. BNSA shall promptly inform BII of any action or conduct of any person which may infringe upon any of BII's rights in and to the Intellectual Property. BII shall have the sole discretion whether to take legal action against any such infringement and any damages or other monies recovered on account of such infringement, whether by judgment, settlement or otherwise, shall belong exclusively to BII. BNSA shall cooperate fully with BII in connection with any legal action taken by BII in connection with any such infringement.

                  16.3 Use of Intellectual Property. During the term of this Agreement, BNSA shall have the right to use the Intellectual Property in the promotion of BII Products. However, except for Intellectual Property contained in materials provided to BNSA by BII expressly for use in the distribution, sale and marketing of the BII Products, any use of Intellectual Property by BNSA or the distribution or retail locations to whom BNSA

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         distributes shall be subject to BII's prior,  written  approval,  which approval shall be obtained by BNSA at least ten (10) days prior to such use of the Intellectual Property and provided further that all such use shall disclose the Intellectual Property in a manner to preserve its value and ownership rights. BNSA shall refrain from using, in any manner which BII, in its sole discretion, may consider misleading or otherwise objectionable, the Intellectual Property or any other names closely resembling the trademarks and trade names comprising part of the Intellectual Property. Upon the termination of this Agreement, BNSA shall immediately discontinue any and all use of the Intellectual Property.

                  16.4 Limited Grant of Non-Exclusive License for BII Name. BII will grant BNSA a limited, non-exclusive license to use the name "Baywood" in South America for its company name and marketing purposes, but BII retains all other ownership rights to the Baywood name.

         17. COVENANT NOT TO COMPETE.

                  a. Interests to be Protected. The parties acknowledge that during the term of this Agreement, BNSA and BII will each gain valuable insight as to each others operations, personnel and need for services. In addition, BNSA and BII may be exposed to, have access to, and be required to work with, a considerable amount of each other's confidential and proprietary information, including but not limited to: information concerning each other's methods of operation, strategic planning, operational strategies, marketing plans and strategies, acquisition strategies, and customer leads. The parties also expressly acknowledge that each party provides a highly specialized service and replacing either party in this position would require BII to incur substantial expense. The parties expressly recognize that should BNSA compete with BII in any manner whatsoever outside of the Territory, it could seriously impair the goodwill and diminish the value of BII's business. The parties acknowledge that the covenant not to compete contained in this section has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of BII and BNSA, its shareholders and employees. For these and other reasons, and the fact that there are many other opportunities available to BII and BNSA if this Agreement should terminate, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are freely, voluntarily and knowingly entered into. Further, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                  b. Restrictions on Competition. BII and BNSA each agree that it shall not during the term of this Agreement and for a period of one
         (1) year from the date of termination of this Agreement, directly or indirectly, either as partner, shareholder, joint venturer, consultant, member or otherwise, own any interest in, manage, control, or in any manner compete, directly with the business of BII outside the Territory or BNSA inside the Territory from the date of the Agreement's termination. At any time and from

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         time to time, each party agrees, at its expense,  to take action and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Covenant.

                  c. Judicial Amendment. If the scope of any provision of this covenant not to compete is found by any Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. If any provision of this Agreement is found to be invalid or unenforceable for any reason, it shall not affect the validity of the remaining provisions of this Agreement.

                  d. Injunction: Remedies for Breach. Since a breach of the provisions of this section of this Agreement could not adequately be compensated by money damages, BII and BNSA shall be entitled, in addition to any other right or remedy available to it at law or equity, to an injunction restraining the breach or threatened breach and to specific performance of any provision of this section of this
         Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         18. INDEMNIFICATION. If any action is brought against BII or its affiliates, subsidiaries, officers, directors, shareholders, representatives or agents as a result of the actions of BNSA, its affiliates, subsidiaries, officers, directors, shareholders, representatives or agents, and if BII is required to incur costs for legal fees or court costs as a result thereof and if the BII loses such action or if it is determined by a court of competent jurisdiction that the actions of BNSA, its affiliates, subsidiaries, officers, directors, shareholders, representatives or agents were a cause or contributing cause of BII suffering damage, then in that event, BNSA shall reimburse and indemnify BII and its affiliates, subsidiaries, officers, directors, or agents for all damages suffered, including the amount of any judgment, reasonable attorney fees, court and collection costs. BII will indemnify BNSA and its directors, officers and shareholders from any products liability claims relating to the BII Products distributed by BNSA pursuant to this Agreement.

         19. TERMINATION. In addition to the non-renewal provisions of Paragraph 1 of this Agreement, the Agreement may be terminated as follows:

                  19.1 By BII. Subject to the applicable cure periods, BII may terminate this Agreement upon the occurrence of any of the following events:

                           19.1.1 The  institution of insolvency,  bankruptcy or
                  similar proceedings by or against BNSA, any assignment or attempted assignment by BNSA for the benefit of creditors, or any appointment, or application for such appointment, of a receiver for BNSA.

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                           19.1.2 BNSA's  failure to  adequately  cure, in BII's
                  sole and complete discretion, any breach of any terms or covenants of this Agreement within forty-five (45) days of BII sending written notice of such breach to BNSA.

                           19.1.3 BNSA's failure to pay any amounts due to BII hereunder within forty-five (45) days of BII sending written notice of such failure to pay to BNSA.

                  19.2 By BNSA. Subject to the applicable cure periods, BNSA may terminate this Agreement upon the occurrence of any of the following events:

                           19.2.1 The  institution of insolvency,  bankruptcy or
                  similar proceedings by or against BII, any assignment or attempted assignment by BII for the benefit of creditors, or any appointment, or application for such appointment, of a receiver for BII.

                           19.2.2 BII's failure to deliver any of the goods as specified by an accepted BII Product Order within forty-five
                  (45) calendar days of BII's receipt of written notice from BNSA of such failure to deliver.

         20. DISCLAIMER OF IMPLIED WARRANTIES. Unless considered unenforceable or unlawful under applicable law, all implied warranties relating to any products sold by BII to BNSA, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES FOR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE are hereby disclaimed. BII's liability, if any, to BNSA for alleged defective products shall, under any legal or equitable theory, be limited to repair or replacement of the product, at the sole option of BII, and shall in no event include damages of any kind, whether incidental, consequential or otherwise.

         21. AGREEMENT TO PERFORM NECESSARY ACTS. Each party to this Agreement agrees to perform any further acts reasonably required under the terms of this Agreement and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

          22. GOVERNING LAW. This Agreement has been made and entered into in the State of Arizona and, subject only to applicable international law, shall be construed in accordance with the laws of the State of Arizona, United States of America, excluding its choice of law provisions. The parties agree that, subject only to applicable international law, the Courts of Arizona, including Maricopa County, Arizona Superior Court shall be the proper and exclusive forum for any action relating to a dispute between the parties arising out of, or related to, this Agreement. Each party consents to the in personam jurisdiction of said court.

         23. ENTIRE AGREEMENT. This Agreement, together with any exhibits, schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It

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supersedes all understandings and negotiations  concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement, and the exhibits, schedules and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties. Furthermore, no course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any term used in this Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and opportunity for objection. Each of the exhibits and schedules hereto, if any, is incorporated herein by this reference and constitutes a part of this Agreement.

         24. GENDER. When the context in which the words are used in this Agreement indicate that such is the intent, the singular and plural number shall be deemed to include the other, and, the masculine, feminine and neuter genders shall be deemed to include the other. The term "person" shall include an individual, corporation, partnership, trust, estate or any other entity.

         25. ATTORNEYS' FEES. The prevailing party in any dispute arising under this Agreement shall be entitled to receive its costs, fees, and expenses, including attorneys' fees. Reasonable attorneys' fees shall be determined by the court and not a jury.

          26. SURVIVAL. Any obligation or agreement herein which has not been or cannot be fully performed prior to the termination or expiration of this Agreement shall survive such termination or expiration.

         27. NOTICES. The service of any notice provided for in this Agreement shall be complete and effective on the date such notice is placed in the United States Mail, certified or registered with return receipt requested, postage prepaid, and addressed to the respective parties as follows:


                                       10
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         to BII:
                                    BAYWOOD INTERNATIONAL, INC.
                                    Attention:   Neil T. Reithinger
                                    14950 North 83rd Place, Suite 1
                                    Scottsdale, Arizona 85260
                                    Facsimile:   (602) 483-2168

         with a copy to:
                                    TITUS, BRUECKNER & BERRY, P.C.
                                    Attention:   Jon A. Titus
                                    7373 North Scottsdale Road
                                    Suite B-252
                                    Scottsdale, Arizona 85253
                                    Facsimile:    (602) 483-3215
         to BNSA:
                                    BAYWOOD NUTRITIONALS, S.A.
                                    Tomas Guevara 2972, Aptd 202
                                    Providencia
                                    Santiago, Chile
                                    Facsimile:   O11 (56) 225 16151

         28. SECTION HEADINGS. The section headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

         29. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been included in the Agreement.

         30. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument, For the purposes of this Agreement, a facsimile signature shall be deemed an original.

         31, BINDING ON SUCCESSORS AND ASSIGNS. Subject to the provisions herein, all covenants and agreements in this Agreement shall extend to and be binding upon the heirs, legal representatives, successors and assigns of the respective parties hereto.

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         IN WITNESS  WHEREOF the parties hereto have hereunto set their hands as of the date first above written.

"BII"                                           "BNSA"
BAYWOOD INTERNATIONAL, LTD.                     BAYWOOD NUTRITIONALS, S.A.


By: /s/ Neil Reithinger                         By: /s/ Anamaria Schiaffino Faez
  ----------------------------                  ---------------------------
Neil Reithinger, President and                  Anamaria Schiaffino Faez
Chief Executive Officer                         General Manager


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                                    EXHIBIT A

                                 PRICE SCHEDULE